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[AISI LOGO]  AIRCRAFT INFORMATION SERVICES, INC.



Report Date: 27 August 1998
Revision A Date: 01 October 1998

Continental Airlines
2929 Allen Parkway
Houston, TX 77019

Subject:     AISI Report No.: A8S048BVO Rev A
             AISI Sight Unseen New Aircraft Base Value Appraisal, Four B757-200ETOP, Seven B737-700, One B737-800 and
             Two B777-200ER Aircraft.

Reference:     (a) Telephone conversation Continental/AISI 01 October 1998
               (b) Fax specification data from Continental Airlines
                   01 October 1998

Dear Gentlemen:

In response to your request, Aircraft Information Services, Inc. (AISI) is pleased to offer Continental Airlines our opinion of the sight unseen base market value of various new aircraft scheduled to be delivered from the manufacturer to Continental Airlines between December 1998 and April 1999 as listed and defined in Table I.

Revision A to this report sets the fleet size to fourteen aircraft and revises the B777-200ER aircraft values to reflect detailed specifications per reference
(a) and (b). All other aircraft values remain unchanged.

1. METHODOLOGY AND DEFINITIONS

The method used by AISI in its valuation of the Aircraft was based both on a review of information and Aircraft specifications supplied by Continental Airlines and also on a review of present and past market conditions, various expert opinions (such as aircraft brokers and financiers) and information contained in AISI's databases that help determine aircraft availability and price data and thus arrive at the appraised base values for the new aircraft to be delivered to Continental Airlines.

The standard term of reference for commercial aircraft value is 'half-life base market value' of an 'average' aircraft. This is a theoretical situation that assumes a balanced market and a hypothetical average aircraft condition. AISI value definitions are consistent with those of the International Society of Transport Aircraft Trading (ISTAT) of 01 January 1994; AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Aircraft Appraiser.



      Headquarters, 26072 Merit Circle, Suite 123, Laguna Hills, CA 96253
         TEL: 949-582-8888  FAX: 949-582-8887  E-MAIL: AISINews@aol.com
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27 August 1998
01 October 1999 Rev A
AISI File No. A8S048BVO Rev A
Page - 2 -


AISI defines a 'base value' as that of a transaction between equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, and with supply and demand of the sale item roughly in balance. Base values are typically given for aircraft in 'new' condition, 'average half-life' condition, or in a specifically described condition unique to a single aircraft at a specific time. An 'average' aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. AISI assumes average condition unless otherwise specified in this report. 'Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval. It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a 'current market value' or 'fair market value' as that value which reflects the real market conditions, whether at, above or below the base value conditions. Assumption of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft.

2. VALUATION

Following is AISI's opinion of the base market value for the subject aircraft on their respective scheduled delivery dates in current US Dollars. Valuations are presented in Table 1 subject to the assumptions, definitions and disclaimers herein.

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                                                                     [AISI LOGO]
27 August 1998
01 October 1998 Rev A
AISI File No. A8S048BVO Rev A
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Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft.
AISI has no past, present, or anticipated future interest in the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any parties action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.

/s/ JOHN D. MCNICOL

John D. McNicol
Vice President
Appraisals & Forecasts

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               Continental Airlines - AISI File #A8S048BVO Rev A
                           Report Date 27 August 1998
                               Revised 01 Oct 1998



                                     TABLE I


       Scheduled                                    Current USDollars
      Manufacturer's      Aircraft Serial/Tail          Delivery
      Delivery Date             Number                 Base Value

               B757-200Etop, RB211-535E4B ENGINES, 255,000LB MTOW

           Dec-98           29282 / 133                $60,920,000
           Jan-99           29283 / 134                $61,040,000
           Feb-99           29284 / 135                $61,170,000
           Mar-99           29285 / 136                $61,290,000

                   B737-700, CFM56-7B24 ENGINES, 153,000LB MTOW

           Jan-99           28936 / 717                $40,030,000
           Jan-99           28937 / 718                $40,030,000
           Feb-99           28938 / 719                $40,120,000
           Mar-99           28939 / 720                $40,200,000
           Mar-99           28940 / 721                $40,200,000
           Apr-99           28789 / 722                $40,280,000
           Apr-99           28790 / 723                $40,280,000

                  B737-800, CFM56-7B26 ENGINES, 172,500LB MTOW

           Apr-99           28788 / 227                $49,580,000

                    B777-200ER GE90B ENGINES, 648,000LB MTOW

           Dec-98           29476 / 006                $137,060,000
           Feb-99           29477 / 007                $137,690,000